UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

Zale Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-04129	75-0675400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 West Walnut Hill Lane, Irving, TX	75038
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code: (972) 580-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Merger Agreement

On February 19, 2014, Zale Corporation, a Delaware corporation (the “Company” or “Zale”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Signet Jewelers Limited, a Bermuda corporation (“Signet”) and Carat Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Signet (“Merger Sub”).  The Merger Agreement provides for, subject to the satisfaction or waiver of specified conditions, the acquisition of the Company by Signet at a price of $21 per share in cash (the “Merger Consideration”).  Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Signet.

At the effective time of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time (other than shares owned by (i) the Company, Signet, Company subsidiaries or Merger Sub or (ii) stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be converted into the right to receive $21 in cash, without interest.

As a result of the Merger, each vested and unvested outstanding stock option under the Company’s equity plans will be canceled in exchange for the right to receive an amount in cash equal to the excess of the Merger Consideration over the per-share exercise price with respect to such stock option.  Certain outstanding restricted stock unit awards under the Company’s equity plans subject to time-based vesting conditions will be converted into the right to receive an amount in cash equal to the Merger Consideration with respect to each share of Company common stock subject to such restricted stock unit award.  Certain outstanding restricted stock unit awards under the Company’s equity plans subject to performance-based vesting conditions will be fully vested if more than 50% of the relevant performance period is completed as of the closing date or will be 50% vested if 50% or less of the relevant performance period is completed as of the closing date, and such award will be converted into the right to receive an amount in cash equal to the Merger Consideration with respect to each share of Company common stock that vests pursuant to such restricted stock unit award.  Each outstanding stock unit award under the Company’s equity plans that is not subject to vesting conditions will be converted into the right to receive an amount in cash equal to the Merger Consideration with respect to each share of the Company's common stock subject to such stock unit.  Each restricted share under the Company’s equity plans that is outstanding as of the closing date will vest and be converted into the right to receive the Merger Consideration.  Finally, each long-term incentive program cash award granted under the Company’s equity plans will become fully satisfied if more than 50% of the relevant performance period is completed as of the Closing Date or 50% satisfied if 50% or less of the relevant performance period is completed as of the Closing Date, and such award will be converted into the right to receive an amount in cash equal to the applicable percentage of the maximum incentive compensation opportunity of such award.  The payments pursuant to this paragraph are subject to any applicable withholding taxes.  If the closing date has not occurred by October 31, 2014, the Company is permitted to grant a limited number of restricted stock units to certain employees.  These restricted stock units will be converted into restricted stock units with regard to Parent common stock in connection with the transaction.

The Merger Agreement contains customary representations and warranties from both the Company and Signet, and also contains customary covenants, including covenants providing for each of the parties to use its reasonable best efforts to cause the Merger to be consummated, and covenants requiring the Company subject to certain exceptions, to carry on its business in all material respects in the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger.  The Merger Agreement generally requires each party to use its reasonable best efforts to resolve objections under any antitrust law, except that Signet is not required to take any action to obtain antitrust approvals that would, individually or in the aggregate, result in (i) the loss of revenue of the Company in excess of $135.0 million, (ii) the loss of sales of Signet in excess of $135.0 million or (iii) the combination of losses of revenues of the Company and sales of Signet in excess of $135.0 million in the aggregate, in each case as measured by such party’s fiscal year 2013 revenue or sales, respectively, reported in its annual audited financial statements for such year.

The Merger Agreement also contains a “no shop” provision that, in general, restricts the Company’s ability to solicit third-party acquisition proposals or provide information to or engage in discussions or negotiations with third parties that have made or that might make an acquisition proposal. The no shop provision is subject to a “fiduciary out” provision that allows the Company, under certain circumstances and in compliance with certain obligations, to provide information and participate in discussions and negotiations with respect to unsolicited written third-party acquisition proposals that could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) and to terminate the Merger Agreement and accept a Superior Proposal upon payment to Signet of the termination fee discussed below.

The Merger Agreement contains certain termination rights and provides that, upon termination of the Merger Agreement under specified circumstances, including, but not limited to, a change in the recommendation of the board of directors of the Company or a termination of the Merger Agreement by the Company to enter into an agreement for a Superior Proposal, the Company will pay Signet a cash termination fee of $26.7 million.  The Merger Agreement also provides that, upon termination of the Merger Agreement under specified antitrust related circumstances, Signet will pay the Company a cash termination fee of $53.4 million.

In addition, under certain circumstances, if a bona fide acquisition proposal is publicly announced or made directly to the Company’s stockholders prior to the Company’s stockholder meeting to adopt the Merger Agreement, and thereafter the stockholders do not adopt the Merger Agreement at such meeting and the Merger Agreement is terminated by the Company or Signet, then the Company will pay Signet’s expenses in an amount not exceeding $12,500,000.  Any termination fee payable by the Company as described above will be reduced by the amount of such expenses paid by the Company.

The completion of the Merger is subject to certain customary conditions, including (i) the adoption of the Merger Agreement by the Company’s stockholders, (ii) the receipt of certain required antitrust approvals, and (iii) the absence of any law or order prohibiting or restraining the Merger.  Each of the Company’s and Signet’s obligation to complete the Merger is also subject to certain additional customary conditions, including (i) subject to specified standards, the accuracy of the representations and warranties of the other party and (ii) performance in all material respects by the other party of its obligations under the Merger Agreement.  The Merger is not conditioned upon Signet’s receipt of financing.

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The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference.

The Merger Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about Signet, the Company or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Signet, the Company or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Voting and Support Agreement

On February 19, 2014, and in connection with the execution of the Merger Agreement, Z Investment Holdings, LLC (“Z LLC”), which holds warrants exercisable into 11,064,684 shares of the Company’s common stock entered into a Voting and Support Agreement with Signet and the Company (the “Voting Agreement”).  Pursuant to the Voting Agreement, Z LLC has agreed, among other things, to exercise its warrants and to vote (or cause to be voted) the shares of the Company’s common stock issued upon such exercise in favor of the adoption of the Merger Agreement and has agreed not to dispose of such shares while the Voting Agreement is in effect.  The Voting Agreement shall terminate upon termination of the Merger Agreement, and certain other specified events.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 8.01.	Other Events

On February 19, 2014, the Company and Signet issued a joint press release announcing the execution of the Merger Agreement.  A copy of that press release is furnished as Exhibit 99.1.

On February 19, 2014, the Company sent a letter to its employees and prepared additional materials to discuss with its employees, which are filed herewith as Exhibit 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 19, 2014, among Zale Corporation, Signet Jewelers Limited and Carat Merger Sub, Inc.*

10.1	Voting and Support Agreement dated as of February 19, 2014, among Signet Jewelers Limited, Zale Corporation and Z Investment Holdings, LLC.

99.1	Press Release dated February 19, 2014, issued by Zale Corporation and Signet Jewelers Limited.

99.2	Talking Points

99.3	Letter to Employees

* The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

***********

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Cautionary Statement Regarding Forward-Looking Statements

Any statements in this communication about Zale’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, including statements regarding the proposed acquisition of Zale by Signet, the expected timetable for completing the transaction, benefits and synergies of the transaction and future opportunities for the combined company and products and securities, that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “positioned,” “strategy,” “outlook” and similar expressions. Accordingly, all such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements, are the following: the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of stockholder approval; court approval or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Zale’s operations into those of Signet; such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, licensors or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Zale may be difficult; Signet and Zale are subject to intense competition and increased competition is expected in the future; fluctuations in foreign currencies could result in transaction losses and increased expenses; general economic conditions that are less favorable than expected.  Additional information and other factors are contained in Zale’s Annual Report on Form 10-K for the fiscal year ended July 31, 2013 and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission (“SEC”).  Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by Zale, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this communication, and Signet and Zale undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Signet. In connection with the proposed acquisition, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement in preliminary and definitive form. Stockholders of the Company are urged to read all relevant documents filed with the SEC, including the Company’s definitive proxy statement, because they will contain important information about the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s web site, http://www.sec.gov, or for free from the Company by contacting Zale Investor Relations by phone at (972) 580-4391 or by email at ir@zalecorp.com. Such documents are not currently available.

Participants in the Solicitation

Signet, Zale and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Zale in favor of the proposed transaction. Information about Signet’s directors and executive officers is set forth in Signet’s Proxy Statement on Schedule 14A for its 2013 Annual Meeting of Shareholders, which was filed with the SEC on April 26, 2013, and its Form 8-Ks filed with the SEC on July 9, 2013 and July 11, 2013. Information about Zale’s directors and executive officers is set forth in Zale’s Proxy Statement on Schedule 14A for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on October 2, 2013, and its Annual Report on Form 10-K for the fiscal year ended July 31, 2013, which was filed with the SEC on September 27, 2013.  Information concerning the interests of Zale’s participants in the solicitation, which may, in some cases, be different than those of Zale’s stockholders generally, is set forth in the materials filed by Zale with the SEC, and will be set forth in the Proxy Statement relating to the proposed transaction when it becomes available.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Zale Corporation

Date: February 19, 2014	By:	/s/ Thomas A. Haubenstricker
Name: Thomas A. Haubenstricker
Title: Senior Vice President,
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 19, 2014, among Zale Corporation, Signet Jewelers Limited and Carat Merger Sub, Inc.*

10.1	Voting and Support Agreement dated as of February 19, 2014, among Signet Jewelers Limited, Zale Corporation and Z Investment Holdings, LLC.

99.1	Press Release dated February 19, 2014 issued by Zale Corporation and Signet Jewelers Limited.

99.2	Talking Points

99.3	Letter to Employees

* The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.